UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2013

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33084	01-0864257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4525 Ayers Street Corpus Christi, Texas	78415
(Address of principal executive office)	(Zip Code)

(361) 884-2463

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Facilities

On April 8, 2013, Susser Holdings, L.L.C. (the “Borrower”), an indirect wholly-owned subsidiary of Susser Holdings Corporation (the “Company”), entered into a second amended and restated credit agreement among the Company, as Guarantor, Stripes Holdings LLC (“Stripes Holdings”), as Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, Regions Bank, BMO Capital Markets, BBVA Compass, U.S. Bank, National Association, and Branch Banking and Trust Company, as Co-Documentation Agents, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Book Managers and the other lenders party thereto (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement provides for a new five year revolving credit facility in an aggregate principal amount of up to $500 million, referred to as the new revolving credit facility, and includes the following changes to the terms of the Borrower’s existing credit facility, among others: (a) the removal of the borrowing base mechanic; (b) an increase of the $40 million facility increase option to $100 million; (c) an extension of the maturity date from May 7, 2014 until April 8, 2018; (d) an increase in the fixed charge coverage ratio; (e) an increase in the senior secured leverage ratio and (f) a reduction in commitment fees and margins for loans and letters of credit (subject to adjustment based on a leverage grid). The Company and each of its existing and future direct and indirect subsidiaries (other than (i) any subsidiary that is a “controlled foreign corporation” under the Internal Revenue Code or a subsidiary that is held directly or indirectly by a “controlled foreign corporation,” (ii) Susser Company, Ltd., (iii) Susser Petroleum Partners, LP, Susser Petroleum Partners GP LLC and their respective subsidiaries and (iv) certain future non-operating subsidiaries) will be guarantors under the new revolving credit facility.

Future borrowings under the new revolving credit facility are expected to be made to redeem and discharge all of the outstanding 8 1/2% Senior Notes due 2016 (the “Senior Notes”), as described below. Additional future borrowings may be made for ongoing working capital, capital expenditures, acquisitions, permitted restricted payments and other general corporate purposes. Up to $100 million of the new revolving credit facility may be used for the issuance of standby and commercial letters of credit, and up to $40 million of the new revolving credit facility is available for swing line loans.

Prior to the redemption in full of the Senior Notes, the availability under the new revolving credit facility is limited to $250 million, plus a $250 million redemption reserve. Upon the redemption in full of the Senior Notes, the entire $500 million commitment under the new revolving credit facility will be available for borrowings as described above.

The loans under the new revolving credit facility are secured by a first priority security interest in (a) 100% of the Borrower’s outstanding equity interests, 100% of the outstanding equity interests of each of the Company’s existing and future direct and indirect subsidiaries (subject to certain exclusions and limited, in the case of each foreign subsidiary (i) to first-tier foreign subsidiaries and (ii) with respect to any controlled foreign corporation, to 65% of the outstanding voting stock of each such foreign subsidiary); (b) all present and future intercompany debt of Borrower and Stripes Holdings and each subsidiary guarantor; (c) certain real property, including equipment and fixtures located on such real property, owned by the subsidiary guarantors; (d) substantially all of the present and future personal property and assets of the Borrower and Stripes Holdings and each subsidiary guarantor, including, but not limited to, inventory, accounts receivable, license rights, and other general intangibles, insurance proceeds and instruments; and (e) all proceeds and products of all of the foregoing.

The interest rates under the new revolving credit facility are calculated, at the Borrower’s option, at either a base rate or LIBOR plus a margin of 0.50% to 1.25% (in the case of base rate loans) or 1.50% to 2.25% (in the case of LIBOR loans), based on the Borrower’s Consolidated Total Leverage Ratio (as defined in the Second Amended and Restated Credit Agreement). With respect to LIBOR loans, interest will be payable at the end of each selected interest period, but no less frequently than quarterly. With respect to base rate loans, interest will be payable quarterly in arrears.

The new revolving credit facility may be prepaid at any time in whole or in part without premium or penalty, other than breakage costs if applicable, and requires the maintenance of (i) a senior secured leverage ratio of (a) prior to March 31, 2015, not more than 2.75 to 1.00 and (b) on and after March 31, 2015, not more than 2.50 to 1.00 and (ii) a fixed charge coverage ratio of not less than 1.50 to 1.00.

The new revolving credit facility contains customary representations and warranties (subject to customary exceptions, thresholds and qualifications) as well as certain customary covenants (subject to customary exceptions, thresholds and qualifications) that impose certain affirmative obligations upon and restrict the ability of the Borrower, Stripes Holdings and their subsidiaries to, among other things: incur liens; incur additional indebtedness, guarantees or other contingent obligations; engage in mergers and consolidations; make sales, transfers and other dispositions of property and assets; make loans, acquisitions, joint ventures and other investments; declare dividends; redeem and repurchase shares of equity holders; create new subsidiaries; make capital expenditures; grant negative pledges; change the nature of our business; amend organizational documents and other material agreements; change accounting policies or reporting practices; and permit Stripes Holdings to be other than a passive holding company. The Company is subject to separate customary covenants that impose certain affirmative obligations upon it and restrict its ability to, among other things: incur liens; incur additional indebtedness; and to provide certain notices to the administrative agent.

The new revolving credit facility also includes certain customary events of default (subject to customary exceptions, baskets and qualifications) including, but not limited to: failure to pay principal, interest, fees or other amounts when due; any representation or warranty proving to have been materially incorrect when made or confirmed; failure to perform or observe covenants set forth in the loan documentation; default on certain other indebtedness; certain monetary judgment defaults and material non-monetary judgment defaults; bankruptcy and insolvency defaults; actual or asserted impairment of loan documentation or security; a change of control; and customary ERISA defaults.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On April 9, 2013, the Company issued a news release announcing that the Borrower and Susser Finance Corporation (together with the Borrower, the “Issuers”) have elected to redeem all of their outstanding Senior Notes in accordance with the terms of the indenture governing the Senior Notes. The Issuers will redeem the Senior Notes on May 15, 2013 (the “Redemption Date”) at a redemption price of 104.250% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. As of April 10th, 2013, the total outstanding principal amount of the Senior Notes was $425,000,000.00. The Issuers intend to fund the redemption with borrowings under the new revolving credit facility and cash on hand. A copy of the news release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News release dated April 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Susser Holdings Corporation

Dated: April 11, 2013
	By:	/s/ Mary E. Sullivan
		Name:	Mary E. Sullivan
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	News release dated April 9, 2013.